SHARE EXCHANGE AGREEMENT

                                       AND

                             PLAN OF REORGANIZATION


            THIS AGREEMENT AND SHARE EXCHANGE AND PLAN OF REORGANIZATION with Allstate Shareholders (this "Agreement") is made and entered into as of July 29, 2006, by and among Shearson Financial Network, Inc. a Nevada corporation, (the "Company" or "Shearson"); and Allstate Home Loans, Inc. a California corporation ("Allstate"), and Gregg Shanberg, the sole shareholder of Allstate (the "Allstate Shareholder"), (Allstate, the Allstate Shareholder and the Company are collectively referred to herein as the "Parties"), with reference to the following facts:

                                    RECITALS

            A. WHEREAS, the Company is a publicly traded corporation engaged in the business of mortgage banking, and Allstate is a shareholder of a privately held corporation engaged in the business of mortgage banking with a total of 12 branches located in the United States.

            B. WHEREAS, Allstate Shareholder owns 1,000 shares of common stock of Allstate (the "Allstate Shares") which constitutes all of the issued and outstanding shares of common stock of Allstate.

            C. WHEREAS, the Company desires to purchase eighty five percent of the Allstate Shares from the Allstate Shareholder and Allstate Shareholder desires to sell, transfer and assign exchange eighty five percent of the Allstate Shares for shares of common stock of Company;

            D. WHEREAS, for United States federal income tax purposes, it is intended that the transaction contemplated by this Agreement shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall be, and is hereby, adopted as a "plan of reorganization" for purposes of Section 368(a) of the Code; and

            E. WHEREAS, the Parties have determined it to be in their best interest for Allstate to surrender and transfer 850 shares of its Common Stock to the Company under the exemption made available pursuant to Section 4 of the Securities Act of 1933, as amended (the "Securities Act");

            NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the Parties agree as follows:


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                                    ARTICLE I

                    EXCHANGE OF THE SHARES AND CONSIDERATION

      1.1 Shares Being Exchanged. Subject to the terms and conditions of this Agreement, at the closing provided for in Section 2 hereof (the "Closing"), the Company shall sell, assign, transfer and deliver to Allstate Shareholder two million dollars ($2,000,000) worth of shares of the Company's common stock at a price of $0.025 per share based on the closing price of the shares of the Company on the date hereof, for a total of eighty million shares (80,000,000) the shares of Company common stock sold, assigned and transferred to Allstate hereunder are hereinafter referred to as the "Company Shares". The Company shall make its best efforts to file a registration statement with the SEC within six months from the date of this agreement.

      1.2 Consideration. Subject to the terms and conditions of this Agreement and in consideration of the sale, assignment, transfer and delivery of the Company Shares to Allstate Shareholder, at the Closing Allstate Shareholder shall sell, transfer, assign and deliver to the Company 850 shares of Allstate common stock (the shares of Allstate's common stock issued, sold and delivered to the Company hereunder are hereinafter referred to as the "Allstate Shares") and shall also deliver to the Company duly executed stock powers for sale, transfer and assignment of the Allstate Shares.

      1.3 Promptly after its receipt from the Company of the Allstate shares, Allstate hereby agrees to cancel the shares and issue new shares of like amount in the name of the Company.

      1.4 Additionally, Allstate shall include for the benefit of the Company items as per attached (Exhibit A).

      1.5 Allstate and the Company mutually agree that the existing working capital presently on the books ( Exhibit B) shall remain as working capital.

      1.6 Allstate currently hold a total of 33 state licenses to do business as a mortgage broker and/or banker which shall become the property of the Company upon the Company filing the proper notices with the respective authorities. (Exhibit C).

      1.7 Allstate and the Company mutually agree that any money being held by a warehouse line shall be the property of Shearson and shall remain for the benefit of Shearson paying off any contingent liabilities of the Company" we should probably define "contingent liabilities. Although these funds may be used in the normal course of business as working capital, after twelve months, should there be funds left over after settling of all contingent liabilities derived from EPD/Buybacks, then those remaining funds will be paid to Allstate shareholders within 30 days. In the event there is a deficit amount available from the warehouse lines such that the amounts owing from EPD/Buybacks is greater than the funds available from the warehouse lines, then Shearson will have the right to offset said amounts from the previous shareholders by reducing the number of shares Allstate shareholders receive. The formula for said reduction will be for each dollar of deficit amount owing, Allstate shareholders shall return eighty (80) shares of Shearson stock.

      1.8 The Company shall assume 50% of the debt owed to the Allstate Shareholder which shall be no greater than $1.25 million dollars and as noted on Exhibit F attached. The Company, at its sole option, may immediately convert said debt any time after the closing, to three thousand (3,000) shares of Series A-1 Convertible Preferred Stock of the Company with a value of $400.00 per share. Said shares shall have a liquidation preference such that upon the investment funding by Barron Partners (or another such investment company in an amount in excess of ten million dollars) into the Company, holder may require the Company to liquidate the Series A-1 Convertible Preferred Stock into $1.25 million dollars in cash from the proceeds from said funding. In the event the Company does not secure an investment by Barron Partners (or another such investment company) within six months from the date of this agreement, then the holders will have the right to convert the Series A-1 Convertible Preferred Shares into common stock at the conversion price of $0.025 per share for a total of 48 million shares. The Company will use its best efforts to cause a registration statement to be filed pursuant to the conversion of the shares into common stock.


                                   ARTICLE II

                                     CLOSING

      2.1 Time and Place. Subject to the provisions of this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Shearson Financial Network, Inc., 6330 S. Sandhill Rd., Suite 6, Las Vegas, Nevada 89120, on July 29, 2006 (the "Closing Date") or at such other place and on such other date as is mutually agreeable to the Parties.

                                   ARTICLE III

                               CLOSING DELIVERIES

      3.1 Closing Deliveries. At the Closing, each of the Parties shall make the Closing deliveries required of it pursuant to Article IX of this Agreement.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF COMPANY

            Except as set forth in the written disclosure schedule attached hereto as (Exhibit A) dated as of the date hereof prepared by the Company, signed by the President and Chief Financial Officer of the Company and delivered to Allstate and the Allstate Shareholder simultaneously with the execution hereof (the "Company Disclosure Schedule"), the Company represents and warrants to Allstate and the Allstate Shareholder that all of the statements contained in this Article IV are true and correct as of the date of this Agreement (or, if made as of a specified date, as of such date) and will be true, complete and correct as of the Closing Date (or if made as of a specified date, as of such date). Each exception set forth in the Disclosure Schedule and each other response to this Agreement set forth in the Disclosure Schedule is identified by reference to, or has been grouped under a heading referring to, a specific individual section of this Agreement and relates only to such section except to the extent that one portion of the Disclosure Schedule specifically refers to another portion thereof, identifying such other portion by section reference or similar specific cross-reference.

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

      4.1 Organization and Qualification.

            (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada and has the requisite corporate power and authority to carry on its business as it is now being conducted. There is no pending or threatened proceeding for the dissolution or liquidation of the Company.

            (b) The Company (i) does not, directly or indirectly, own any interest in any corporation, partnership, joint venture, limited liability Company, or other Person and (ii) is not subject to any obligation or requirement to provide funds to or to make any investment (in the form of a loan, capital contribution or otherwise) in or to any Person. For purposes of this Agreement, "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, government, entity or any group comprised of one or more of the foregoing.

            (c) The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the properties owned or leased by it makes such qualification or licensing necessary, except for any such jurisdiction where the failure to so qualify or be licensed, individually and in the aggregate for all such jurisdictions, would not reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, "Material Adverse Effect" means an action, event or occurrence if it has, or could reasonably be expected to have, a material adverse effect on the capitalization, financial condition or results of operations of the person or entity in question. Any item or event susceptible of measurement in monetary terms which, when considered together with similar items or events, does not exceed the amount of $25,000, shall not be considered a Material Adverse Effect.

            (d) The Company has provided or will, promptly following the date of this Agreement, provide to Allstate complete and accurate copies of the Articles of Incorporation and Bylaws of the Company, as currently in effect, and minutes and other records of the meetings and other proceedings of the Board of Directors of the Company. The Company is not in violation of any provisions of its Articles of Incorporation or Bylaws.

      4.2 Capitalization.

            (a) The authorized capital stock of the Company consists of 500,000,000 shares of Common Stock, $0.001 par value per share, of which 96,407,839 shares are issued and outstanding. All issued and outstanding shares of Company Common Stock are validly issued and outstanding, fully paid and nonassessable and free of preemptive rights. With respect to other shares of Company Common Stock, (i) there are no shares of capital stock or other equity securities of the Company outstanding and, (ii) there are no outstanding options, warrants, subscription rights (including any preemptive rights), calls, or commitments, or convertible notes or instruments of any character whatsoever to which the Company is a party or is bound, requiring or which could require the issuance, sale or transfer by the Company of any shares of capital stock of the Company or any securities convertible into or exchangeable or exercisable for, or rights to purchase or otherwise acquire, any shares of capital stock of the Company. There are no stock appreciation, phantom stock or similar rights relating to the Company.

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

            (b) All of the shares of Company Common Stock issued and outstanding immediately prior to the Closing have been issued in compliance with applicable federal and state securities laws in reliance on exemptions from registration or qualification thereunder.

      4.3 Authority. The Company has the requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms.

      4.4 No Conflict, Required Filings and Consents.

            (a) The execution and delivery of this Agreement and any instrument required hereby to be executed and delivered by the Company at the Closing does not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Articles of Incorporation or Bylaws of the Company; or (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or by which it or any of its properties is bound or affected; or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default), or impair in any material respect the Company's rights or materially alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of any note, bond, mortgage, indenture, deed of trust, lease, permit, concession, franchise, license, agreement or other instrument or obligation to which the Company is a party or to which the properties or assets of the Company are subject, or (iv) result in the creation of any security interest, lien, claim, pledge, agreement, limitation on voting rights, charge or other encumbrance of any material nature (collectively, "Liens") on any of the properties or assets of the Company pursuant to any Company Agreement (as defined in Section 4.11 below).

            (b) The execution and delivery of this Agreement and any instrument required hereby to be executed and delivered by the Company at the Closing does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative or regulatory agency or commission or other governmental authority or instrumentality (whether domestic or foreign, a "Governmental Entity").

            (c) The consent of, or the delivery of notice to or filing with, any party to a Company Agreement (as defined in Section 4.11 below) is not required for the execution and delivery by the Company of this Agreement or the consummation of the transactions contemplated by this Agreement.

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

      4.5 Compliance; Permits.

            (a) The Company is not in conflict with, or in default or violation of (and has not received any notices of violation. with respect to), any law, rule, regulation, order, judgment or decree applicable to the Company or by which it or any of its properties is bound or affected, and the Company has no knowledge of any such conflict, default or violation thereunder, except in each case for any such conflicts, defaults or violations that is not currently having or would not have a Material Adverse Effect on the Company.

            (b) The Company holds all permits, licenses, easements, variances, exemptions, consents, certificates, authorizations, registrations, orders and other approvals from Governmental Entities that are material to the operation of the business of the Company as it is now being conducted (collectively, the "Company Permits"). The Company Permits are in full force and effect, have not been violated in any respect that is currently having or would have a Material Adverse Effect on the Company, and no suspension, revocation or cancellation thereof has been threatened and there is no action, proceeding or investigation pending or, to the Company's knowledge, threatened regarding suspension, revocation or cancellation of any Company Permits, except where the suspension, revocation or cancellation of such Company Permits would not have a Material Adverse Effect on the Company.

      4.6 Litigation. There is legal actions (a) pending or, threatened against the Company, its assets, or (b) pending, threatened against an officer or director of the Company said legal action has been disclosed in the Company filings with the SEC.

      4.7 Taxes. The Company has timely filed all tax returns and reports required to be filed by it (after giving effect to any filing extension properly granted by a governmental entity having authority to do so) ("Company Tax Return"). Each such Company Tax Return is true, correct and complete in all material respects. Company has paid, within the time and manner prescribed by law, all material taxes that are due and payable. No Company Tax Return is the subject of any investigation, audit or other proceeding by any federal, state or local tax authority.

      4.8 Labor Matters.

            (a) The Company is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and laws, and is not engaged in any unfair labor practices;

            (b) There are no controversies pending or, to the knowledge of the Company, threatened, between the Company and any of its respective employees, consultants or independent contractors, which controversies have had or could reasonably be expected to have a Material Adverse Effect on the Company;

            (c) The Company is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company, nor does the Company know of any activities or proceedings of any labor union to organize any such employees; and

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

            (d) The Company has no knowledge of any labor disputes, strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of, or consultants or independent contractors to, the Company.

      4.9 Benefit Plans. The Company has not adopted and is not a party to any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other employee benefit plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of the Company or any person affiliated with the Company.

      4.10 Financial Statements. Attached to the Company Disclosure Schedule are
(i) the audited balance sheet of the Company as of December 31, 2005 (the "Audited Company Balance Sheet"), together with the related statements of income and cash flows for each of the two fiscal years of the Company then ended and for the cumulative period from the date of inception through December 31, 2005 (the "Audited Financial Statements"), all certified by Pollard/Kelley Audit Services whose audit reports thereon are included therewith. The Audited Financial Statements (including, in each case, any related notes thereto) (i) were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the period involved, (ii) are complete and correct, and (iii) fairly presents the financial position of the Company as of the date thereof and the results of its operations and cash flows and stockholder equity for the period indicated. Except as noted in the opinions contained in the Audited Financial Statements, such Audited Financial Statements and opinions were rendered without qualification or exception and were not subject to any contingency.

      4.11 Contracts and Commitments.

            (a) Except for the contracts, commitments, leases, licenses and agreements listed on Section 4.11 of the Company Disclosure Schedule (the "Company Agreements"), the Company is not party to or subject to:

                  (i) any agreement (or group of related agreements) which
            requires future expenditures by the Company in excess of $25,000 or is otherwise material to the Company's business;

                  (ii) any material contract or agreement for the purchase or sale of any commodity, product, material, supplies, equipment or other personal property, other than purchase or sale orders entered into in the ordinary course of business consistent with past practices;

                  (iii) any employment, consulting or independent contractor agreements;

                  (iv) any distributor, sales representative, sales agent,
            commission or similar agreement, whether or not in writing;

                  (v) any material license agreement (whether as licensor or licensee) or royalty agreement;

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

                  (vi) any agreement with any current or former stockholder, officer or director of the Company, or any "affiliate" or "associate" of such persons (as such terms are defined in the rules and regulations promulgated under the Securities Act), including without limitation any agreement or other arrangement providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such person;

                  (vii) any agreement or other commitment with any person or entity containing covenants limiting the freedom of the Company or any of the Company's affiliates, employees, directors, officers, consultants or agents to compete in any line of business or with any person or entity or in any geographical location or to use or disclose any information in their possession;

                  (viii) any loan agreement, indenture, note, bond, debenture, guarantee or any other document or agreement evidencing a capitalized lease obligation or indebtedness to any person or any agreement of guaranty, indemnification or other similar commitment with respect to the obligations or liabilities of any other Person;

                  (ix) any agreement for the disposition of Company assets other than in the ordinary course of business consistent with past practices;

                  (x) any agreement for the acquisition of the business or
            shares of another party;

                  (xi) any contract or agreement concerning a partnership or joint venture with one or more Person;

                  (xii) any lease of real property;

                  (xiii) any agreement which contains a fixed penalty or
            liquidated damages clause for late performance or other default by the Company to the extent that such late performance or default would have a Material Adverse Effect on the Company; or

                  (xiv) any other agreement or contract (or group of related agreements or contracts) to the extent not otherwise disclosed in the Company Disclosure Schedule, the performance of which involves consideration paid by the Company in excess of $100,000.00 in any one year period.

            (b) Correct and complete copies of all Company Agreements, including all amendments thereto, have been delivered to Allstate and the Allstate Shareholder. The Company has not breached, is not in default under, and has not received written notice of any breach of or default under, any agreement required to be disclosed in Section 4.11 of the Company Disclosure Schedule (each, a "Material Contract"). To the Company's knowledge, no other party to any Material Contract has breached or is in default of any of its obligations thereunder to the extent that such breach or default would have a Material Adverse Effect on the Company. Each Material Contract is in full force and effect, except in any such case for breaches, defaults or failures to be in full force and effect that do not currently have or would not have a Material Adverse Effect on the Company. Each Material Contract is a legal, valid and binding obligation of the Company and each of the other parties thereto, enforceable in accordance with its terms, except that the enforcement thereof may be limited by
(i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity.

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

            (c) The consent of, or the delivery of notice to or filing with, any party to a Material Contract is not required for the execution and delivery by the Company of this Agreement or the consummation of the transactions contemplated under the Agreement.

      4.12 Absence of Certain Changes and Events. Since the date of the Audited Company Balance Sheet, the Company has conducted its business in the ordinary course consistent with past practice and, since such date, there has not occurred:

            (a) any event, damage, destruction or loss, whether covered by insurance or not, which has had or reasonably is expected to have a Material Adverse Effect on the Company or its assets;

            (b) any entry by the Company into a commitment or transaction material to the Company, which is not in the ordinary course of business consistent with past practice;

            (c) any change by the Company in accounting principles, methods or practices, except insofar as may have been required by a change in GAAP;

            (d) any declaration, payment or setting aside for payment of any dividends or distributions in respect to shares of Company Common Stock, or any redemption, purchase or other acquisition of any shares of Company Common Stock;

            (e) any cancellation of any debts or waiver or release of any right or claim of the Company individually or in the aggregate material to the Company, whether or not in the ordinary course of business;

            (f) any revaluations by the Company of any of its assets or liabilities, including without limitation, writing-off notes or accounts receivable;

            (g) any material increase in the rate or terms of compensation payable or to become payable by the Company to any of its personnel or consultants; any bonus, incentive compensation, service award or other benefit granted, made or accrued, contingently or otherwise, for or to the credit of any Company personnel; employee welfare, pension, retirement, profit-sharing or similar payment or arrangement made or agreed to by the Company for any Company personnel except for contributions in accordance with prior practice made to, and payments made to employees under, plans and arrangements existing on the date of the Audited Company Balance Sheet;

            (h) any adoption of a plan of liquidation or resolutions providing for the liquidation, dissolution, merger, consolidation or other reorganization of the Company, other than in connection with the transactions contemplated hereby;

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            (i) any purchase, acquisition or sale by the Company of any assets, other than in the ordinary course of business;

            (j) any amendment, cancellation or termination of any Material Contract, including, without limitation, license or sublicense, or other instrument to which the Company is a party or to which the Company or any of the assets of the Company is bound;

            (k) any failure to pay when due any material obligation of the Company;

            (l) any failure to operate the business of the Company in the ordinary course with an effort to preserve the business intact, to keep available to the Company the services of its personnel, and to preserve for the Company the goodwill of its customers and others having business relations with the Company except for such failures that would not have a Material Adverse Effect on the Company;

            (m) any commitment to borrow money entered into by the Company, or any loans made or agreed to be made by the Company, involving more than $100,000 individually or $500,000 in the aggregate (other than credit provided by suppliers or manufacturers in the ordinary course of the Company's business consistent with past practices);

            (n) any liabilities incurred by the Company involving $10,000 or more individually and $25,000 or more in the aggregate, other than liabilities incurred in the ordinary course of business consistent with past practices;

            (o) any payment, discharge or satisfaction of any material liabilities of the Company or any material capital expenditure of the Company, other than (i) the payment, discharge or satisfaction in the ordinary course of business consistent with prior practice of liabilities reflected or reserved against in the Audited Financial Statements or incurred in the ordinary course of business consistent with prior practice since the date of the Audited Company Balance Sheet, and (ii) any capital expenditures involving $10,000 or less individually and $25,000 or less in the aggregate;

            (p) any amendment of the Company's Articles of Incorporation or Company Bylaws; or

            (q) any agreement by the Company to do any of the things described in the preceding clauses (a) through (p) of this Section 4.12, other than as expressly contemplated or provided for in this Agreement.

      4.13 Properties, Assets, Encumbrances; No Undisclosed Liabilities.

            (a) The Company has good, valid and marketable title to, a valid leasehold interest in, or valid license rights to, all the properties and assets which it purports to own, lease or license (real, personal and mixed, tangible and intangible), including, without, limitation, all the properties and assets reflected in the Company Balance Sheet (except for personal property sold since the date of the Company Balance Sheet in the ordinary course of business consistent with past practice), except as would not have a Material Adverse Effect on the Company, and such properties and assets are all of the assets (whether tangible or intangible) that are used or required for use in the operation of its business as currently or proposed to be conducted. All properties and assets reflected in the Company Balance Sheet are free and clear of all Liens, except for Liens reflected on the Company Balance Sheet and Liens for current taxes not yet due and other Liens that do not, individually or in the aggregate, materially detract from the value or impair the use of the property or assets subject thereto. Section 4.13 of the Company Disclosure Schedule contains a complete and accurate list of all leases pursuant to which the Company leases from others material amounts of real or personal property. Each such lease is in good standing, valid and effective in accordance with its terms, and there is not under any such lease, any existing material default or event of default (or event which with the giving of notice or lapse of time, or both, would constitute a material default).

            (b) There are no liabilities of the Company, other than (i) liabilities disclosed or provided for in the Company Balance Sheet, or (ii) liabilities incurred in the ordinary course of business since the date of the Company Balance Sheet and which, if existing, would not have a Material Adverse Effect on the Company. There is no probable or reasonably possible loss contingency (within the meaning of Statement of Financial Accounting Standards No. 5) known to the Company, which is not reflected in the Financial Statements (including the notes thereto).

      4.14 Environmental Matters.

            (a) The Company is in compliance in all-material respects with all applicable Environmental Laws (as defined below). The Company has not received any communication from a Governmental Entity, citizens group, employee or other person that alleges that the Company is not in full compliance with all applicable Environmental Laws.

            (b) There is no Environmental Claim (as defined below) pending against the Company or, to the Company's knowledge, threatened against any person whose liability for any Environmental Claim the Company has or may have retained or assumed either contractually or by operation of law.

            (c) "Environmental Claim" means any claim, action, cause of action, investigation or notice by any person alleging potential liability arising out of, based on or resulting from (i) the presence, or release into the environment, of any Material of Environmental Concern at any location, whether or not owned by the Company, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

            (d) "Environmental Laws" means all federal, state, local and foreign laws and regulations relating to pollution or protection or preservation of human health or the environment including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata and natural resources, and including, without limitation, all laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, containment (whether above ground or underground), disposal, transport or handling of Materials of Environmental Concern, or the preservation of the environment or mitigation of adverse effects thereon and all laws and regulations with regard to recordkeeping, notification, disclosure and reporting requirements respecting Materials of Environmental Concern.

            (e) "Materials of Environmental Concern" means all pollutants, containments, toxic or hazardous substances, materials and wastes, petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon or lead-based paints and materials.

      4.15 Intellectual Property.

            (a) "Intellectual Property" is defined as all intellectual property in which Company has any right, title, or interest (including a licensed right other than rights to licensed software that is generally commercially available) or which has been, is being, or is expected to be used, exploited, or commercialized by Company in the conduct of its business, including but not limited to all "Patents" (hereinafter defined), all "Marks" (hereinafter defined), all "Copyrights" (hereinafter defined), and all "Confidential Information" (hereinafter defined).

                  (1) "Patents" is defined to include all concepts, ideas, designs, formulas, inventions (whether patentable or not), techniques, all U.S. and foreign patent applications, and all U.S. and foreign patents.

                  (2) "Marks" is defined to include all words, names, logos, symbols, trade names, source indicating indicia, trade dress, trademarks, marks, U.S. and foreign applications to register marks, and U.S. and foreign registrations.

                  (3) "Copyrights" is defined to include all copyrights, U.S. and foreign, whether registered or not, all copyright applications, all copyright registrations, including but not limited to the copyrights in Company's business documents and files, customer documents and files, software, product designs and packaging, advertising, promotional material, and software products (whether developed or in development).

                  (4) "Confidential Information" is defined to include, but not limited to, confidential information, financial information, business trade secrets, marketing information, financial and technical trade secrets, techniques, processes, and know-how.

            (b) Section 4.15(b) of the Company Disclosure Schedule contains a complete and accurate list and description of (i) Intellectual Property which is material to the business of the Company; (ii) all patent applications, issued patents, trademark applications, trademark registrations, copyright applications, and copyright registrations, (iii) all licenses of Intellectual Property to the Company (other than licensed software that is generally commercially available) which are material to the business of Company; and (iv) all licenses and other agreements, written or not, from the Company to any third party granting any rights or interests in the Intellectual Property.

            (c) Except as set forth in Section 4.15(c) of the Company Disclosure
Schedule:

                  (1) Company is the sole owner, free and clear of any Lien or encumbrance, and without the payment of any monies or royalty except with respect to off-the-shelf software, of the Intellectual Property;

                  (2) Company has taken, and will continue to take, all actions which are necessary or advisable to acquire and protect the Intellectual Property, consistent with prudent commercial practices;

                  (3) Company's rights in the Intellectual Property are valid and enforceable;

                  (4) Company has received no demand, claim, notice or inquiry from any person in respect of the Intellectual Property which challenges, threatens to challenge or inquires as to whether there is any basis to challenge, the validity of, the rights of the Company in, or the right of the Company to use, any such Intellectual Property, and the Company knows of no basis for any such challenge;

                  (5) Company is not in violation or infringement of, and has not violated or infringed, any proprietary rights of any other person;

                  (6) no person has or is infringing, misappropriating, or making unauthorized use of any Intellectual Property;

                  (7) except on an arm's-length basis for value and other commercially reasonable terms, the Company has not licensed, consented or acquiesced to the taking or use of any Intellectual Property by any person;

                  (8) all Marks and Copyrights which are material to the business of the Company were either (a) authored by regular employees of Company within the scope of their employment and Company was thus the original author pursuant to the work made for hire doctrine, or (b) authored by independent contractors subject to enforceable non-disclosure and assignment agreements;

                  (9) the execution and consummation of this Agreement will not adversely impair or impact the value of or the Company's future enjoyment and exploitation of the Intellectual Property;

                  (10) all current or former Company personnel, including partners, directors, officers, employees, agents, consultants and contractors, who have contributed to or participated in the conception, creation, or development of any Intellectual Property have executed effective and proper agreements containing non-disclosure and assignment provisions for the benefit of Company. True and complete copies of these agreements have been delivered to Allstate. After giving effect to the transactions contemplated herein, no current or former personnel of Company will possess any right, title or interest in the Intellectual Property; and

                  (11) Company is not in breach or violation of any agreement relating to any Intellectual Property which would materially impair Company's rights, title, or interest in the Intellectual Property or agreement.

      4.16 Insurance. Section 4.16 of the Company Disclosure Schedule contains a true, accurate and complete list of all policies or binders of fire, liability, title, workers' compensation and other forms of insurance (showing as to each policy or binder the carrier, policy number, coverage limits, expiration dates, annual premiums and a general description of the type of coverage provided) maintained by the Company on the business, assets or personnel of the Company. All of such policies are sufficient for compliance with all requirements of all contracts to which the Company is a party and all state, federal, local or foreign laws, rules and regulations applicable to the Company. The Company has paid all premiums due on such insurance policies and is in compliance with and not in default under any of such policies or binders. The Company has not failed to give any notice or to present any claim under any such policy or binder in a due and timely fashion when the effect of such default or such failure would be to render a material claim uninsured. The Company has not received any notice from any insurer advising of reduced coverage or increased premiums on existing policies or binders. There are no outstanding unpaid claims under any such policies or binders. Such policies and binders are in full force and effect, and the Company has delivered true and correct copies of such policies and binders to Shareholder.

      4.17 Equipment. All of the tangible personal property of the Company that is material, either individually or in the aggregate, to the operation of the Company's business is in good working order, operating condition and state of repair, ordinary wear and tear excepted.

      4.18 Interested Party Transactions. No stockholder, officer or director of the Company, or any person with whom any such stockholder, officer or director has any direct or indirect relation by blood, marriage or adoption, or any entity in which any such person owns any beneficial interest (other than a publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 1% of the stock of which is beneficially owned by all of such persons), has any interest in (i) to the Company's knowledge, any contract, arrangement or understanding with, or relating to, the business or operations of the Company that could reasonably be expected to result in a liability or obligation of the Company, (ii) any loan, arrangement, understanding, agreement or contract for or relating to indebtedness with the Company, (iii) any material property (real, personal or mixed), tangible or intangible, used or currently intended to be used in the business or operations of the Company, (iv) to the Company's knowledge, any business or entity that competes with the Company, or (v) to the Company's knowledge, any other transaction that would be required to be reported as a Certain Relationship or Related Transaction, pursuant to Item 404, or any other provisions of, Regulation S-B promulgated by the SEC, if the Company filed such reports.

      4.19 Change of Control Agreements. The Company has no plans, programs or agreements to which it is a party, or to which it is subject, pursuant to which payments (or acceleration of benefits) may be required upon, or may become payable directly or indirectly as a result of, any change of control of the Company.

      4.20 Books and Records. The books of account, minute books (including, without limitation, all actions of the shareholders of the Company, the board of directors of the Company and all committees of the board of directors of the Company) stock record books and other records of the Company are complete and correct in all material respects and have been maintained in accordance with sound business practices, including an adequate system of internal controls, except for such failures with respect thereto as do not have a Material Adverse Effect on the Company.

      4.21 Brokers. Except as described in Section 4.21 of the Company Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

      4.22 Disclosure. The representations and warranties of the Company herein, or in any document, exhibit, statement, certificate or schedule furnished by or on behalf of the Company as required by this Agreement, do not contain and will not contain any untrue statement of a material fact and do not omit and will not omit to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. There are no material facts or circumstances relating to the Company which have not been disclosed herein.

                                    ARTICLE V

     REPRESENTATIONS AND WARRANTIES OF ALLSTATE AND THE ALLSTATE SHARHOLDER

      Except as set forth in the disclosure schedule attached hereto as Exhibit B (the "Allstate Disclosure Schedule"), Allstate, by virtue of signing this Agreement, represents and warrants to the Company that the statements contained in this Article V are true, correct and complete as of the date of this Agreement (or, if made as of a specified date, as of such date) and will be true, correct and complete as of the Closing Date (or, if made as of a specified date, as of such date).

      5.1 Organization and Qualification.

            (a) Allstate is a corporation duly organized, validly existing and in good standing under the laws of the state of California and has the requisite corporate power and authority to carry on its business as it is now being conducted. There is no pending or threatened proceeding for the dissolution or liquidation of Allstate.

            (b) Allstate (i) does not, directly or indirectly, own any interest in any corporation, partnership, joint venture, limited liability company, or other Person and (ii) is not subject to any obligation or requirement to provide funds to or to make any investment (in the form of a loan, capital contribution or otherwise) in or to any Person. For purposes of this Agreement, "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, government, entity or any group comprised of one or more of the foregoing.

            (c) Allstate is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the properties owned or leased by it makes such qualification or licensing necessary, except for any such jurisdiction where the failure to so qualify or be licensed, individually and in the aggregate for all such jurisdictions, would not reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, "Material Adverse Effect" means an action, event or occurrence if it has, or could reasonably be expected to have, a material adverse effect on the capitalization, financial condition or results of operations of the person or entity in question. Any item or event susceptible of measurement in monetary terms which, when considered together with similar items or events, does not exceed the amount of $25,000, shall not be considered a Material Adverse Effect.

            (d) Allstate has provided or will, promptly following the date of this Agreement, provide to the Company complete and accurate copies of the Articles of Incorporation and Bylaws of Allstate, as currently in effect, and minutes and other records of the meetings and other proceedings of the Board of Directors Allstate. Allstate is not in violation of any provisions of its Articles of Incorporation or Bylaws.

      5.2 Compliance; Permits.

            (a) Allstate is not in conflict with, or in default or violation of (and has not received any notices of violation. with respect to), any law, rule, regulation, order, judgment or decree applicable to Allstate or by which it or any of its properties is bound or affected, and Allstate has no knowledge of any such conflict, default or violation thereunder, except in each case for any such conflicts, defaults or violations that is not currently having or would not have a Material Adverse Effect on Allstate.

            (b) Allstate holds all permits, licenses, easements, variances, exemptions, consents, certificates, authorizations, registrations, orders and other approvals from Governmental Entities that are material to the operation of the business of Allstate as it is now being conducted (collectively, the "Allstate Permits"). Allstate Permits are in full force and effect, have not been violated in any respect that is currently having or would have a Material Adverse Effect on Allstate, and no suspension, revocation or cancellation thereof has been threatened and there is no action, proceeding or investigation pending or, to Allstate's knowledge, threatened regarding suspension, revocation or cancellation of any Allstate Permits, except where the suspension, revocation or cancellation of such Allstate Permits would not have a Material Adverse Effect on Allstate.

      5.3 Litigation. There are legal actions (a) pending or, threatened against Allstate, Allstate Home Loans, Inc and its assets. (Schedule E) Said litigation shall be the responsibility, obligation, and liability of Allstate and not that of the Company.

      5.4 Taxes. Allstate has timely filed all tax returns and reports required to be filed by it (after giving effect to any filing extension properly granted by a governmental entity having authority to do so) ("Allstate Tax Return"). Each such Allstate Tax Return is true, correct and complete in all material respects. Company has paid, within the time and manner prescribed by law, all material taxes that are due and payable. No Allstate Tax Return is the subject of any investigation, audit or other proceeding by any federal, state or local tax authority.

      5.5 Labor Matters.

            (a) Allstate is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and laws, and is not engaged in any unfair labor practices;

            (b) There are no controversies pending or, to the knowledge of Allstate, threatened, between Allstate and any of its respective employees, consultants or independent contractors, which controversies have had or could reasonably be expected to have a Material Adverse Effect on Allstate;

            (c) Allstate is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Allstate, nor does Allstate know of any activities or proceedings of any labor union to organize any such employees; and

            (d) Allstate has no knowledge of any labor disputes, strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of, or consultants or independent contractors to, Allstate.

      5.6 Benefit Plans. Allstate has not adopted and is not a party to any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other employee benefit plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of Allstate or any person affiliated with Allstate.

      5.7 Financial Statements. Attached to Allstate Disclosure Schedule are (i) the audited balance sheet of Allstate as of December 31, 2005 (the "Audited Allstate Balance Sheet"), together with the related statements of income and cash flows for each of the two fiscal years of Allstate then ended and for the cumulative period from the date of inception through December 31, 2005 (the "Audited Financial Statements"), all certified by Lorin & Zweig whose audit reports thereon are included therewith. The Audited Financial Statements (including, in each case, any related notes thereto) (i) were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the period involved, (ii) are complete and correct, and (iii) fairly presents the financial position of Allstate as of the date thereof and the results of its operations and cash flows and stockholder equity for the period indicated. Except as noted in the opinions contained in the Audited Financial Statements, such Audited Financial Statements and opinions were rendered without qualification or exception and were not subject to any contingency.

      5.8 Contracts and Commitments.

            (a) Except for the contracts, commitments, leases, licenses and agreements listed on Allstate Disclosure Schedule (the "Allstate Agreements"), Allstate is not party to or subject to:

                  (i) any agreement (or group of related agreements) which
            requires future expenditures by the Company in excess of $25,000 or is otherwise material to the Company's business;

                  (ii) any material contract or agreement for the purchase or sale of any commodity, product, material, supplies, equipment or other personal property, other than purchase or sale orders entered into in the ordinary course of business consistent with past practices;

                  (iii) any employment, consulting or independent contractor agreements;

                  (iv) any distributor, sales representative, sales agent,
            commission or similar agreement, whether or not in writing;

                  (v) any material license agreement (whether as licensor or licensee) or royalty agreement;

                  (vi) any agreement with any current or former stockholder, officer or director of Allstate, or any "affiliate" or "associate" of such persons (as such terms are defined in the rules and regulations promulgated under the Securities Act), including without limitation any agreement or other arrangement providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such person;

                  (vii) any agreement or other commitment with any person or entity containing covenants limiting the freedom of Allstate or any of the Allstate's affiliates, employees, directors, officers, consultants or agents to compete in any line of business or with any person or entity or in any geographical location or to use or disclose any information in their possession;

                  (viii) any loan agreement, indenture, note, bond, debenture, guarantee or any other document or agreement evidencing a capitalized lease obligation or indebtedness to any person or any agreement of guaranty, indemnification or other similar commitment with respect to the obligations or liabilities of any other Person;

                  (ix) any agreement for the disposition of Company assets other than in the ordinary course of business consistent with past practices;

                  (x) any agreement for the acquisition of the business or
            shares of another party;

                  (xi) any contract or agreement concerning a partnership or joint venture with one or more Person;

                  (xii) any lease of real property;

                  (xiii) any agreement which contains a fixed penalty or
            liquidated damages clause for late performance or other default by Allstate to the extent that such late performance or default would have a Material Adverse Effect on Allstate; or

                  (xiv) any other agreement or contract (or group of related agreements or contracts) to the extent not otherwise disclosed in the Allstate Disclosure Schedule, the performance of which involves consideration paid by Allstate in excess of $100,000.00 in any one year period.

            (b) Correct and complete copies of all Allstate Agreements, including all amendments thereto, have been delivered to the Company. Allstate has not breached, is not in default under, and has not received written notice of any breach of or default under, any agreement required to be disclosed in the Allstate Disclosure Schedule (each, a "Material Contract"). To Allstate's knowledge, no other party to any Material Contract has breached or is in default of any of its obligations thereunder to the extent that such breach or default would have a Material Adverse Effect on Allstate. Each Material Contract is in full force and effect, except in any such case for breaches, defaults or failures to be in full force and effect that do not currently have or would not have a Material Adverse Effect on Allstate. Each Material Contract is a legal, valid and binding obligation of Allstate and each of the other parties thereto, enforceable in accordance with its terms, except that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity.

            (c) The consent of, or the delivery of notice to or filing with, any party to a Material Contract is not required for the execution and delivery by Allstate of this Agreement or the consummation of the transactions contemplated under the Agreement.

      5.9 Absence of Certain Changes and Events. Since the date of the Audited Allstate Balance Sheet, the Company has conducted its business in the ordinary course consistent with past practice and, since such date, there has not occurred:

            (a) any event, damage, destruction or loss, whether covered by insurance or not, which has had or reasonably is expected to have a Material Adverse Effect on Allstate or its assets;

            (b) any entry by Allstate into a commitment or transaction material to the Company, which is not in the ordinary course of business consistent with past practice;

            (c) any change by Allstate in accounting principles, methods or practices, except insofar as may have been required by a change in GAAP;

            (d) any declaration, payment or setting aside for payment of any dividends or distributions in respect to shares of Allstate Common Stock, or any redemption, purchase or other acquisition of any shares of Allstate Common Stock;

            (e) any cancellation of any debts or waiver or release of any right or claim of Allstate individually or in the aggregate material to Allstate, whether or not in the ordinary course of business;

            (f) any revaluations by Allstate of any of its assets or liabilities, including without limitation, writing-off notes or accounts receivable;

            (g) any material increase in the rate or terms of compensation payable or to become payable by Allstate to any of its personnel or consultants; any bonus, incentive compensation, service award or other benefit granted, made or accrued, contingently or otherwise, for or to the credit of any Allstate personnel; employee welfare, pension, retirement, profit-sharing or similar payment or arrangement made or agreed to by Allstate for any Company personnel except for contributions in accordance with prior practice made to, and payments made to employees under, plans and arrangements existing on the date of the Audited Allstate Balance Sheet;

            (h) any adoption of a plan of liquidation or resolutions providing for the liquidation, dissolution, merger, consolidation or other reorganization of Allstate, other than in connection with the transactions contemplated hereby;

            (i) any purchase, acquisition or sale by Allstate of any assets, other than in the ordinary course of business;

            (j) any amendment, cancellation or termination of any Material Contract, including, without limitation, license or sublicense, or other instrument to which Allstate is a party or to which Allstate or any of the assets of Allstate is bound;

            (k) any failure to pay when due any material obligation of Allstate;

            (l) any failure to operate the business of Allstate in the ordinary course with an effort to preserve the business intact, to keep available to Allstate the services of its personnel, and to preserve for Allstate the goodwill of its customers and others having business relations with Allstate except for such failures that would not have a Material Adverse Effect on Allstate;

            (m) any commitment to borrow money entered into by Allstate, or any loans made or agreed to be made by Allstate, involving more than $100,000 individually or $500,000 in the aggregate (other than credit provided by suppliers or manufacturers in the ordinary course of the Allstate's business consistent with past practices);

            (n) any liabilities incurred by Allstate involving $10,000 or more individually and $25,000 or more in the aggregate, other than liabilities incurred in the ordinary course of business consistent with past practices;

            (o) any payment, discharge or satisfaction of any material liabilities of Allstate or any material capital expenditure of Allstate, other than (i) the payment, discharge or satisfaction in the ordinary course of business consistent with prior practice of liabilities reflected or reserved against in the Audited Financial Statements or incurred in the ordinary course of business consistent with prior practice since the date of the Audited Allstate Balance Sheet, and (ii) any capital expenditures involving $10,000 or less individually and $25,000 or less in the aggregate;

            (p) any amendment of Allstate's Articles of Incorporation or Allstate Bylaws; or

            (q) any agreement by Allstate to do any of the things described in the preceding clauses (a) through (p) of this Section, other than as expressly contemplated or provided for in this Agreement.

      5.10 Properties, Assets, Encumbrances; No Undisclosed Liabilities.

            (a) Allstate has good, valid and marketable title to, a valid leasehold interest in, or valid license rights to, all the properties and assets which it purports to own, lease or license (real, personal and mixed, tangible and intangible), including, without, limitation, all the properties and assets reflected in Allstate Balance Sheet (except for personal property sold since the date of Allstate Balance Sheet in the ordinary course of business consistent with past practice), except as would not have a Material Adverse Effect on Allstate, and such properties and assets are all of the assets (whether tangible or intangible) that are used or required for use in the operation of its business as currently or proposed to be conducted. All properties and assets reflected in the Allstate Balance Sheet are free and clear of all Liens, except for Liens reflected on the Company Balance Sheet and Liens for current taxes not yet due and other Liens that do not, individually or in the aggregate, materially detract from the value or impair the use of the property or assets subject thereto. Allstate Disclosure Schedule contains a complete and accurate list of all leases pursuant to which Allstate leases from others material amounts of real or personal property. Each such lease is in good standing, valid and effective in accordance with its terms, and there is not under any such lease, any existing material default or event of default (or event which with the giving of notice or lapse of time, or both, would constitute a material default).

            (b) There are no liabilities of Allstate, other than (i) liabilities disclosed or provided for in Allstate Balance Sheet, or (ii) liabilities incurred in the ordinary course of business since the date of the Allstate Balance Sheet and which, if existing, would not have a Material Adverse Effect on Allstate. There is no probable or reasonably possible loss contingency (within the meaning of Statement of Financial Accounting Standards No. 5) known to Allstate, which is not reflected in the Financial Statements (including the notes thereto).

      5.11 Environmental Matters.

            (a) Allstate is in compliance in all-material respects with all applicable Environmental Laws (as defined below). Allstate has not received any communication from a Governmental Entity, citizens group, employee or other person that alleges that Allstate is not in full compliance with all applicable Environmental Laws.

            (b) There is no Environmental Claim (as defined below) pending against Allstate or, to Allstate's knowledge, threatened against any person whose liability for any Environmental Claim Allstate has or may have retained or assumed either contractually or by operation of law.

            (c) "Environmental Claim" means any claim, action, cause of action, investigation or notice by any person alleging potential liability arising out of, based on or resulting from (i) the presence, or release into the environment, of any Material of Environmental Concern at any location, whether or not owned by Allstate, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

            (d) "Environmental Laws" means all federal, state, local and foreign laws and regulations relating to pollution or protection or preservation of human health or the environment including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata and natural resources, and including, without limitation, all laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, containment (whether above ground or underground), disposal, transport or handling of Materials of Environmental Concern, or the preservation of the environment or mitigation of adverse effects thereon and all laws and regulations with regard to recordkeeping, notification, disclosure and reporting requirements respecting Materials of Environmental Concern.

            (e) "Materials of Environmental Concern" means all pollutants, containments, toxic or hazardous substances, materials and wastes, petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon or lead-based paints and materials.

      5.12 Intellectual Property.

            (a) "Intellectual Property" is defined as all intellectual property in which Allstate has any right, title, or interest (including a licensed right other than rights to licensed software that is generally commercially available) or which has been, is being, or is expected to be used, exploited, or commercialized by Allstate in the conduct of its business, including but not limited to all "Patents" (hereinafter defined), all "Marks" (hereinafter defined), all "Copyrights" (hereinafter defined), and all "Confidential Information" (hereinafter defined).

                  (1) "Patents" is defined to include all concepts, ideas, designs, formulas, inventions (whether patentable or not), techniques, all U.S. and foreign patent applications, and all U.S. and foreign patents.

                  (2) "Marks" is defined to include all words, names, logos, symbols, trade names, source indicating indicia, trade dress, trademarks, marks, U.S. and foreign applications to register marks, and U.S. and foreign registrations.

                  (3) "Copyrights" is defined to include all copyrights, U.S. and foreign, whether registered or not, all copyright applications, all copyright registrations, including but not limited to the copyrights in Allstate's business documents and files, customer documents and files, software, product designs and packaging, advertising, promotional material, and software products (whether developed or in development).

                  (4) "Confidential Information" is defined to include, but not limited to, confidential information, financial information, business trade secrets, marketing information, financial and technical trade secrets, techniques, processes, and know-how.

            (b) Allstate Disclosure Schedule contains a complete and accurate list and description of (i) Intellectual Property which is material to the business of Allstate; (ii) all patent applications, issued patents, trademark applications, trademark registrations, copyright applications, and copyright registrations, (iii) all licenses of Intellectual Property to Allstate (other than licensed software that is generally commercially available) which are material to the business of Allstate; and (iv) all licenses and other agreements, written or not, from Allstate to any third party granting any rights or interests in the Intellectual Property.

            (c) Except as set forth in Allstate Disclosure Schedule:

                  (1) Allstate is the sole owner, free and clear of any Lien or encumbrance, and without the payment of any monies or royalty except with respect to off-the-shelf software, of the Intellectual Property;

                  (2) Allstate has taken, and will continue to take, all actions which are necessary or advisable to acquire and protect the Intellectual Property, consistent with prudent commercial practices;

                  (3) Allstate's rights in the Intellectual Property are valid and enforceable;

                  (4) Allstate has received no demand, claim, notice or inquiry from any person in respect of the Intellectual Property which challenges, threatens to challenge or inquires as to whether there is any basis to challenge, the validity of, the rights of Allstate in, or the right of Allstate to use, any such Intellectual Property, and Allstate knows of no basis for any such challenge;

                  (5) Allstate is not in violation or infringement of, and has not violated or infringed, any proprietary rights of any other person;

                  (6) no person has or is infringing, misappropriating, or making unauthorized use of any Intellectual Property;

                  (7) except on an arm's-length basis for value and other commercially reasonable terms, Allstate has not licensed, consented or acquiesced to the taking or use of any Intellectual Property by any person;

                  (8) all Marks and Copyrights which are material to the business of Allstate were either (a) authored by regular employees of Allstate within the scope of their employment and Allstate was thus the original author pursuant to the work made for hire doctrine, or (b) authored by independent contractors subject to enforceable non-disclosure and assignment agreements;

                  (9) the execution and consummation of this Agreement will not adversely impair or impact the value of or the Allstate's future enjoyment and exploitation of the Intellectual Property;

                  (10) all current or former Allstate personnel, including partners, directors, officers, employees, agents, consultants and contractors, who have contributed to or participated in the conception, creation, or development of any Intellectual Property have executed effective and proper agreements containing non-disclosure and assignment provisions for the benefit of Allstate. True and complete copies of these agreements have been delivered to Allstate. After giving effect to the transactions contemplated herein, no current or former personnel of Allstate will possess any right, title or interest in the Intellectual Property; and

                  (11) Allstate is not in breach or violation of any agreement relating to any Intellectual Property which would materially impair Company's rights, title, or interest in the Intellectual Property or agreement.

      5.13 Insurance. Allstate Disclosure Schedule contains a true, accurate and complete list of all policies or binders of fire, liability, title, workers' compensation and other forms of insurance (showing as to each policy or binder the carrier, policy number, coverage limits, expiration dates, annual premiums and a general description of the type of coverage provided) maintained by Allstate on the business, assets or personnel of Allstate. All of such policies are sufficient for compliance with all requirements of all contracts to which Allstate is a party and all state, federal, local or foreign laws, rules and regulations applicable to Allstate. Allstate has paid all premiums due on such insurance policies and is in compliance with and not in default under any of such policies or binders. Allstate has not failed to give any notice or to present any claim under any such policy or binder in a due and timely fashion when the effect of such default or such failure would be to render a material claim uninsured. Allstate has not received any notice from any insurer advising of reduced coverage or increased premiums on existing policies or binders. There are no outstanding unpaid claims under any such policies or binders. Such policies and binders are in full force and effect, and Allstate has delivered true and correct copies of such policies and binders to the Company.

      5.14 Equipment. All of the tangible personal property of Allstate that is material, either individually or in the aggregate, to the operation of Allstate's business is in good working order, operating condition and state of repair, ordinary wear and tear excepted.

      5.15 Interested Party Transactions. No stockholder, officer or director of Allstate, or any person with whom any such stockholder, officer or director has any direct or indirect relation by blood, marriage or adoption, or any entity in which any such person owns any beneficial interest (other than a publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 1% of the stock of which is beneficially owned by all of such persons), has any interest in (i) to Allstate's knowledge, any contract, arrangement or understanding with, or relating to, the business or operations of Allstate that could reasonably be expected to result in a liability or obligation of Allstate, (ii) any loan, arrangement, understanding, agreement or contract for or relating to indebtedness with Allstate, (iii) any material property (real, personal or mixed), tangible or intangible, used or currently intended to be used in the business or operations of Allstate, (iv) to Allstate's knowledge, any business or entity that competes with Allstate, or (v) to Allstate's knowledge, any other transaction that would be required to be reported as a Certain Relationship or Related Transaction, pursuant to Item 404, or any other provisions of, Regulation S-B promulgated by the SEC, if Allstate filed such reports.

      5.16 Change of Control Agreements. Allstate has no plans, programs or agreements to which it is a party, or to which it is subject, pursuant to which payments (or acceleration of benefits) may be required upon, or may become payable directly or indirectly as a result of, any change of control of Allstate.

      5.17 Books and Records. The books of account, minute books (including, without limitation, all actions of the shareholders of Allstate, the board of directors of the Company and all committees of the board of directors of Allstate) stock record books and other records of Allstate are complete and correct in all material respects and have been maintained in accordance with sound business practices, including an adequate system of internal controls, except for such failures with respect thereto as do not have a Material Adverse Effect on Allstate.

      5.18 Brokers. Except as described in Allstate Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Allstate.

      5.19 Disclosure. The representations and warranties of Allstate herein, or in any document, exhibit, statement, certificate or schedule furnished by or on behalf of Allstate as required by this Agreement, do not contain and will not contain any untrue statement of a material fact and do not omit and will not omit to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. There are no material facts or circumstances relating to Allstate which have not been disclosed herein.

      5.20 Ownership of Shares. Allstate Shareholder is the sole record and beneficial owner of the Allstate Shares, which constitute all of the issued and outstanding shares of the Allstate's Common Stock and the Allstate Shares are not subject to any encumbrance, any rights of first refusal of any kind, options, preemptive rights, voting arrangements or other rights of third parties to acquire any of such shares. Allstate has good and valid title to, and has the unrestricted (except for restrictions imposed generally under applicable federal and state securities laws) right to transfer and sell such Allstate's shares of Allstate Common Stock to Company in accordance with the terms of this Agreement.

      5.21 Authority. Allstate and Allstate Shareholder each have the power and authority to enter into and to perform their respective obligations under this Agreement and each of the agreements, certificates and documents required to be delivered by Allstate and Allstate Shareholder pursuant to the terms of this Agreement. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of Allstate. The Agreement constitutes the legal, valid and binding obligation of Allstate and the Allstate Shareholder, enforceable against Allstate in accordance with its terms, subject to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (b) rules of law and equity governing specific performance, injunctive relief and other equitable remedies.

      5.22 Conflicts. Neither the execution and delivery by Allstate and the Allstate Shareholder of this Agreement nor the performance by Allstate of its obligations hereunder will conflict with any contract, agreement or arrangement (whether or not in writing) to which Allstate or Allstate Shareholder is a party or any law, rule, regulation, order or injunction applicable to Allstate or the Allstate Shareholder. There are no legal proceedings pending or, to the best knowledge of Allstate and the Allstate Shareholder, threatened against Allstate or the Allstate Shareholder that would prevent the consummation of the transactions contemplated by this Agreement. No consent, notice or approval is required of any person in connection with Allstate's and the Allstate Shareholder's execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

      5.23 Investment Representations.

            (a) Disclosure of Information. Allstate Shareholder has had an opportunity to ask questions and receive answers from Company's management regarding the business, properties, prospects and financial condition of the Company. Allstate Shareholder is aware of the risks of investing in the Company and of holding securities in companies whose stock is traded on the OTC Bulletin Board.

            (b) Accredited Investor. Allstate Shareholder is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act. Allstate is experienced in evaluating and investing in securities of companies in a similar stage of development to the Company and has sufficient knowledge and experience in financial and business matters to assess the relative merits and risks of an investment in the Company, and can bear the economic risk of this investment.

            (c) Purchase Entirely for Own Account. This Agreement is made with the Company, Allstate Shareholder and Allstate in part in reliance upon Allstate Shareholder's representation to the Company, which by Allstate Shareholders execution of this Agreement Allstate Shareholder hereby confirms, that the Company Shares to be acquired by Allstate Shareholder will be acquired for investment for Allstate Shareholder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof (other than in accordance with applicable securities laws), and that Allstate Shareholder has no present intention of selling, granting any participation in, or otherwise distributing the same except to an entity which is owned or controlled by Allstate Shareholder and which is an accredited investor. By executing this Agreement, Allstate Shareholder further represents that it does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Company Shares.

      5.24 Restricted Securities. Allstate Shareholder understands that the Company Shares have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Allstate Shareholder's representations as expressed herein. Allstate Shareholder understands that the Company Shares to be received by Allstate Shareholder are "restricted securities" under applicable U.S. federal and state securities laws and regulations, and that pursuant to these laws, Allstate Shareholder must hold the Company Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities or an exemption from such registration and qualification requirements is available. Allstate Shareholder acknowledges that the Company has no obligation to register or qualify the Company Shares for resale. Allstate Shareholder further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Company Shares, and requirements relating to Company which are outside of the Allstate Shareholder's control and which the Company is under no obligation, and may not be able, to satisfy.

      5.25 Legends. It is understood that the Company Shares, and any securities issued in respect thereof or exchange therefore, may bear the following legend or a legend of similar import and any legend required by the Blue Sky laws of any state of the United States to the extent such laws are applicable to the shares represented by the certificate so legended:

            "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE DISTRIBUTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND LAWS."


                                   ARTICLE VI

                              PRE-CLOSING COVENANTS

      6.1 Operation of Company.

            (a) Except as specifically provided in this Agreement, between the date of this Agreement and the Closing Date, Company shall:

                  (i) maintain its books of account and records in the usual and ordinary manner, and in conformity with its past practices;

                  (ii) pay accounts payable and other obligations when they
            become due and payable in the ordinary course of business consistent with past practices except to the extent disputed in good faith;

                  (iii) conduct its business in the ordinary course consistent with past practices, or as required by this Agreement;

                  (iv) pay all taxes when due and file all Company Tax Returns on or before the due date therefor except to the extent disputed in good faith;

                  (v) make appropriate provisions in its books of account and records for taxes relating to its operations during such period (regardless of whether such taxes are required to be reflected in a tax return having a due date on or prior to the Closing Date);

                  (vi) withhold all taxes required to be withheld and remitted by or on behalf of Company in connection with amounts paid or owing to any Company personnel or other person, and pay such taxes to the proper governmental authority or set aside such taxes in accounts for such purpose;

                  (vii) make all required filings on a timely basis with the SEC or any other state, federal or local regulatory body, including, without limitation, making all filings under the Exchange Act, on a timely basis so as to maintain Company's status as a reporting Company in good standing under the Exchange Act; and

                  (viii) comply with the listing requirements of, and take all steps reasonably necessary to maintain Company's listing on, the OTC Bulletin Board.

            (b) Without the prior written consent of the Allstate and except as contemplated by this Agreement, between the date of this Agreement and the Closing Date (or termination of this Agreement), Company shall not:

                  (i) grant any increase in the compensation payable, or to
            become payable, to any Company personnel or enter into any bonus, insurance, pension, severance, change-in-control or other benefit plan, payment, agreement or arrangement for or with any Company personnel, except as consistent with past practices in the ordinary course of business;

                  (ii) borrow or agree to borrow any funds, incur any
            indebtedness or directly or indirectly guarantee or agree to guarantee the obligations of others, or draw or borrow on any lines of credit that may be available to Company;

                  (iii) except as contemplated by this Agreement, issue or
            promise to issue any capital stock or any options, warrants or other rights to subscribe for or purchase any capital stock or any securities convertible into or exchangeable or exercisable for, or rights to purchase or otherwise acquire, any shares of the capital stock of Company;

                  (iv) declare or pay any dividends on or make any other
            distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock;

                  (v) enter into any material contract or commitment, or amend or otherwise modify or waive any of the terms of any of its material contracts, other than in the ordinary course of business consistent with past practice, or violate or terminate any such material contracts;

                  (vi) transfer, assign or license to any person or entity any rights to its intellectual property other than in the ordinary course of business consistent with past practice;

                  (vii) enter into or amend any agreements pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of its products or intellectual property;

                  (viii) adopt or amend any employee benefit or stock purchase or option plan;

                  (ix) except as may be required or reasonably necessary in
            order to complete the transactions contemplated by this Agreement, agree to borrow any funds, incur any indebtedness or directly or indirectly guarantee or agree to guarantee the obligations of others, or draw or borrow on any lines of credit that may be available to Company;

                  (x) place or allow to be placed a lien or encumbrance on any of the assets of Company;

                  (xi) pay, discharge or satisfy in an amount in excess of
            $5,000 in any one case or $30,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in Company's financial statements;

                  (xii) make any capital expenditures, capital additions or
            capital improvements except in the ordinary course of business and consistent with past practice;

                  (xiii) materially reduce the amount of any material insurance coverage provided by existing insurance policies;

                  (xiv) terminate or waive any right of substantial value;

                  (xv) commence a lawsuit other than (1) for the routine
            collection of bills, (2) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with Allstate prior to the filing of such a suit, or (3) for a breach of this Agreement;

                  (xvi) sell, lease, license or otherwise dispose of or encumber any of its properties or assets which are material, individually or in the aggregate, to its business, except in the ordinary course of business consistent with past practice;

                  (xvii) commit any act or omit to do any act which will cause a breach of this Agreement or any other material agreement, contract, lease or commitment to which Company is party;

                  (xviii) violate any law or governmental approval, including, without limitation any federal or state securities laws;

                  (xix) make any loan, advance, distribution or payment of any type or to any Person other than as contemplated by this Agreement;

                  (xx) amend its Articles of Incorporation or Bylaws;

                  (xxi) except as contemplated by this Agreement, consolidate with, or agree to merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire any business or any Person or division thereof;

                  (xxii) make any tax election or settle or compromise any tax liability other than in the ordinary course of business consistent with past practices;

                  (xxiii) lease or purchase or agree to lease or purchase any assets or properties;

                  (xxiv) take, or agree in writing or otherwise to take, any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect in any material respect or prevent it from performing or cause it not to perform its covenants hereunder in any material respect; or

                  (xxv) take any action or series of actions that results in or is likely to result in (i) the delisting of the Company Common Stock from trading on the OTC Bulletin Board, or (ii) Company losing its status as a reporting Company in good standing under the Exchange Act.

      6.2 Operation of Allstate.

            (a) Except as specifically provided in this Agreement, between the date of this Agreement and the Closing Date, Allstate shall:

                  (i) maintain its books of account and records in the usual and ordinary manner, and in conformity with its past practices;

                  (ii) pay accounts payable and other obligations when they
            become due and payable in the ordinary course of business consistent with past practices except to the extent disputed in good faith;

                  (iii) conduct its business, if any, in the ordinary course consistent with past practices, or as required by this Agreement;

                  (iv) pay all taxes when due and file all required Tax Returns on or before the due date therefor except to the extent disputed in good faith;

                  (v) make appropriate provisions in its books of account and records for taxes relating to its operations during such period (regardless of whether such taxes are required to be reflected in a tax return having a due date on or prior to the Closing Date); and

                  (vi) withhold all taxes required to be withheld and remitted by or on behalf of Allstate in connection with amounts paid or owing to any Allstate personnel or other person, and pay such taxes to the proper governmental authority or set aside such taxes in accounts for such purpose.

            (b) Without the prior written consent of Company, between the date of this Agreement and the Closing Date (or termination of this Agreement), the Allstate shall not:

                  (i) issue or promise to issue any capital stock or any
            options, warrants or other rights to subscribe for or purchase any capital stock or any securities convertible into or exchangeable or exercisable for, or rights to purchase or otherwise acquire, any shares of the capital stock of Allstate;

                  (ii) declare or pay any dividends on or make any other
            distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock;

                  (iii) enter into any material contract or commitment, or amend or otherwise modify or waive any of the terms of any of its material contracts, other than in the ordinary course of business consistent with past practice, or violate or terminate any such material contracts;

                  (iv) transfer, assign or license to any person or entity any rights to its intellectual property other than in the ordinary course of business consistent with past practice;

                  (v) enter into or amend any agreements pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of its products or intellectual property;

                  (vi) adopt or amend any employee benefit or stock purchase or option plan;

                  (vii) except as may be required or reasonably necessary in order to complete the transactions contemplated by this Agreement, agree to borrow any funds, incur any indebtedness or directly or indirectly guarantee or agree to guarantee the obligations of others, or draw or borrow on any lines of credit that may be available to Allstate;

                  (viii) place or allow to be placed a lien or encumbrance on any of the assets of the Company;

                  (ix) pay, discharge or satisfy in an amount in excess of
            $5,000 in any one case or $30,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Company's financial statements;

                  (x) make any capital expenditures, capital additions or
            capital improvements except in the ordinary course of business and consistent with past practice;

                  (xi) materially reduce the amount of any material insurance coverage provided by existing insurance policies;

                  (xii) terminate or waive any right of substantial value;

                  (xiii) commence a lawsuit other than (1) for the routine
            collection of bills, (2) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with Company prior to the filing of such a suit, or
            (3) for a breach of this Agreement;

                  (xiv) sell, lease, license or otherwise dispose of or encumber any of its properties or assets which are material, individually or in the aggregate, to its business, except in the ordinary course of business consistent with past practice;

                  (xv) commit any act or omit to do any act which will cause a breach of this Agreement or any other material agreement, contract, lease or commitment to which the Company is party;

                  (xvi) violate any law or governmental approval, including, without limitation any federal or state securities laws;

                  (xvii) make any loan, advance, distribution or payment of any type or to any Person other than as contemplated by this Agreement;

                  (xviii) amend its Articles of Incorporation or Bylaws;

                  (xix) except as contemplated by this Agreement, consolidate with, or agree to merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire any business or any Person or division thereof;

                  (xx) make any tax election or settle or compromise any tax liability other than in the ordinary course of business consistent with past practices;

                  (xxi) lease or purchase or agree to lease or purchase any
            assets or properties; or

                  (xxii) take, or agree in writing or otherwise to take, any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect in any material respect or prevent it from performing or cause it not to perform its covenants hereunder in any material respect.

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

      7.1 Access to Information.

            (a) From the date hereof to the Closing Date, Company shall afford, and shall cause its officers, directors, employees, representatives and agents to afford, to Allstate and to the officers, employees and agents of Allstate reasonable access during normal business hours to the Company's officers, employees, agents, representatives, properties, books, records and contracts, and shall furnish to Allstate all financial, operating and other data and information as Allstate, through its agents, officers, employees or other representatives, may reasonably request.

            (b) From the date hereof to the Closing Date, Allstate shall afford, and shall cause its officers, directors, employees, representatives and agents to afford, to the Company and to the officers, employees and agents of the Company reasonable access during normal business hours to Allstate's officers, employees, agents, representatives, properties, books, records and contracts, and shall furnish to the Company all financial, operating and other data and information as the Company, through its agents, officers, employees or other representatives, may reasonably request.

            (c) No investigation pursuant to Section 8.1(a) shall affect any representations or warranties of the Parties herein or the conditions to the obligations of the Parties.

      7.2 Expenses and Taxes. Each of the Parties shall pay their respective costs incurred in connection with the preparation, negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, the fees of the attorneys, accountants and advisors.

      7.3 News Releases. Except as otherwise required by law or the rules of the SEC or NASD, so long as this Agreement is in effect, Company will not permit any of their respective affiliates or representatives to, issue or cause the publication of any press release or make any other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld or delayed. Subject to the foregoing, the Company and Allstate will cooperate with each other in the development and distribution of all press releases and other public announcements with respect to this Agreement and the transactions contemplated hereby, and will furnish the other with drafts of any such releases and announcements as far in advance as reasonably possible.

      7.4 Additional Agreements. Subject to the terms and conditions of this Agreement, each Party agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each such corporation shall take all such necessary or desirable action.

      7.5 Notification of Certain Matters.

            (a) The Company shall give prompt notice to Allstate and Allstate Shareholder of any material inaccuracy in any representation or warranty made by it herein, or any material failure of the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by the Company under this Agreement; provided, however, that no such notification shall affect the representations or warranties or covenants or agreements of the Company or the conditions to the obligations of the Company hereunder.

            (b) Allstate and Allstate Shareholder shall give prompt notice to the Company of any material inaccuracy in any representation or warranty made by it herein, or any material failure of Allstate or Allstate Shareholder to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations or warranties or covenants or agreements of Allstate or the Allstate shareholder or the conditions to the obligations of Allstate or the Allstate Shareholder hereunder.

            (c) The Company and Allstate Shareholder and Allstate shall each promptly advise the other orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, in the future would have, a Material Adverse Effect or any adverse effect on the right or ability of any Party to enter into and complete the transactions contemplated hereby.

      7.6 Confidentiality.

            (a) Each Party shall hold, and shall cause its officers, employees, agents and representatives, including, without limitation, attorneys, accountants, consultants and financial advisors who obtain such information to hold, in confidence, and not use for any purpose other than evaluating the transactions contemplated by this Agreement, any confidential information of another Party obtained through the investigations permitted hereunder, which for the purposes hereof shall not include any information which (i) is or becomes generally available to the public other than as a result of disclosure by a Party or one of its affiliates in violation of its obligations under this subsection, (ii) becomes available to a Party on a nonconfidential basis from a source, other than the Party which alleges the information is confidential or its affiliates, which has represented that such source is entitled to disclose it, or (iii) was known to a Party on a nonconfidential basis prior to its disclosure to such Party hereunder. If this Agreement is terminated, at the request of a Party, the other Party shall deliver, and cause its officers, employees, agents, and representatives, including, without limitation, attorneys, accountants, consultants and financial advisors who obtain confidential information of the requesting Party pursuant to investigations permitted hereunder, to deliver to the requesting Party all such confidential information that is written (including copies or extracts thereof).

            (b) If a Party or a Person to whom a Party transmits confidential information of another Party is requested or becomes legally compelled (by oral questions, interrogatories, requests for information or documents, subpoena, criminal or civil investigative demand or similar process) to disclose any of such confidential information, such Party or other Person will provide the other Party with prompt written notice so that such Party may seek a protective order or other appropriate remedy or waive compliance with Section 8.6(a). If such protective order or other remedy is not obtained, or if the applicable Party waives compliance with Section 8.6(a), the Party or Person subject to the request will furnish only that portion of such confidential information which is legally required and will exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such confidential information.

      7.7 Consents and Filings. The Parties shall, promptly after execution of this Agreement, make all required filings and submissions with respect to the transactions contemplated by this Agreement. Each Party will take all reasonable actions to obtain any other consent, authorization, order or approval of, or any exemption by, any Person required to be obtained or made in connection with the transactions contemplated by this Agreement. Each Party will cooperate with and promptly furnish information to the other Party in connection with obtaining such consents or making any such filings and will promptly furnish to the other Party a copy of all filings made with a governmental authority.

      7.8 Company SEC Filings. Between the date hereof and the Closing Date, Allstate shall cooperate with the Company in connection with the preparation and filing of, and provide to the Company for inclusion or incorporation by reference in, any reports or filings to be filed by Company with the Commission (the "Company Filings"). Without limiting the foregoing, Allstate shall take all commercially reasonable actions requested by Company to enable Company to include or incorporate by reference in the Company Filings any Financial Statement of Company, including, without limitation, any auditors' report thereon. Allstate agrees that (i) at least three (3) business days prior to filing, Allstate shall furnish the Company copies of all proposed Company Filings relating to, disclosing or describing the transactions contemplated by this Agreement, and (ii) it shall not make any Company Filing described in the immediately preceding clause (i) without the prior consent of Allstate, which shall not be unreasonably withheld, conditioned or delayed.

      7.9 Tax-Free Reorganization. The Parties intend that the transaction will qualify as a reorganization within the meaning of Section 368(a) of the Code. The Company and Allstate shall each use its reasonable best efforts to cause the transactions to so qualify. Neither the Company nor Allstate shall knowingly take any action, or knowingly fail to take any action that would be reasonably likely to jeopardize the qualification of the transaction as a reorganization within the meaning of Section 368(a) of the Code. The Company and Allstate acknowledge, however, that no Party hereto has made any representation or warranty to the other with respect to the treatment of such transaction or the effect thereof under the applicable tax laws, regulations or interpretations; and that no attorney's opinion or private revenue ruling has been obtained with respect to the effects thereof under the Code.

                                  ARTICLE VIII

                  CLOSING DELIVERIES AND CONDITIONS TO CLOSING

      8.1 Documents to be Delivered by Company. At the Closing, Company shall deliver to Allstate the following:

            (a) A certificate of the Secretary of Company dated the Closing Date as to (i) the corporate actions taken by Company and its board of directors to authorize the transactions contemplated hereby, and (ii) the incumbency and signatures of the officers of Company executing this Agreement and the other agreements, instruments and other documents executed by or on behalf of Company pursuant to this Agreement or otherwise in connection with the transactions contemplated hereby;

            (b) A certificate, executed by an officer of Company, certifying that all representations, warranties and covenants herein are true and correct as of the Closing Date. The delivery of such certificate shall constitute a representation and warranty of Company as to the statements set forth therein;

            (c) A copy of the resolutions adopted by the Board of Directors of Company (i) authorizing the execution and delivery of this Agreement and the performance by Company of its obligations hereunder, (ii) electing the person designated by the Company as a director of Company effective as of the Closing Date, (iii) electing the persons designated by the Company as directors of Company effective ten (10) days after the filing with the SEC of an Information Statement pursuant to Section 14(f) of the Exchange Act (the "Section 14(f) Information Statement") and distribution thereof to the Company shareholders, and (iv) electing the persons designated by the Company as officers of Company effective as of the Closing Date, certified by its Secretary;

            (d) A certificate of good standing of Company from the Secretary of State of Delaware dated as of the most recent practicable date;

            (e) A current report on Form 8-K disclosing the completion of the transactions contemplated by this Agreement which has been approved by all Parties and Company's auditors and is ready for filing with the SEC;

            (f) Such other customary certificates or documents as may be reasonably required by Allstate or the Allstate Shareholder.

      8.2 Documents to be Delivered by Allstate and Allstate Shareholder. At the Closing, Allstate shall deliver to the Company the following:

            (a) A certificate of the Secretary and President of Allstate, dated the Closing Date, in form and substance reasonably satisfactory to the Company as to (i) the corporate actions taken by Allstate and its board of directors to authorize the transactions contemplated hereby, and (ii) the incumbency and signatures of the officers of Allstate executing this Agreement and the other agreements, instruments and other documents executed by or on behalf of Allstate pursuant to this Agreement or otherwise in connection with the transactions contemplated hereby;

            (b) A certificate, executed by the President and Chief Financial Officer of the Allstate, in such detail as the Company shall reasonably request, certifying that all representations, warranties and covenants herein are true and correct as of the Closing Date. The delivery of such certificate shall constitute a representation and warranty of Allstate as to the statements set forth therein;

            (c) A copy of the resolutions adopted by the Board of Directors of Allstate authorizing the execution and delivery of this Agreement and the performance by Allstate of its obligations hereunder, certified by the Secretary and President of Allstate; and

            (d) A certificate of good standing of Allstate from the Secretary of State of California dated as of the most recent practicable date;

            (e) Such other customary certificates or documents as may be reasonably required by the Company.

      8.3 Documents to be Delivered by each Party. At the Closing, the Company shall deliver to Allstate Stockholder a stock certificate representing the Company Shares, together with such letters of transmittal, stock powers and other documents as are necessary to effect the transfer thereof to Allstate. Allstate Stockholder shall deliver to the Company a stock certificate representing the Allstate Shares, together with such letters of transmittal, stock powers duly endorsed and other documents as are necessary to effect the transfer thereof to the Company.

      8.4 Conditions to Obligations of Each Party. Each Party's obligations to consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver at or prior to the Closing, of each of the following conditions:

            (a) No temporary restraining order, preliminary or permanent injunction or other order issued by any governmental authority or other material legal restraint or prohibition issued or promulgated by a governmental authority preventing the consummation of the transactions contemplated by this Agreement shall be in effect or shall be threatened, and there shall not be any law or regulation enacted or deemed applicable to the transactions contemplated by this Agreement that makes consummation of such transactions illegal.

      8.5 Conditions to Obligations of the Company. The obligation of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver, at or prior to the Closing, of each of the following conditions:

            (a) Each of the representations and warranties of the Allstate and the Allstate Shareholder set forth in this Agreement (i) that are not qualified by materiality must have been true and correct in all material respects as of the Closing Date, and (ii) that are qualified by materiality must have been true and correct as of the Closing Date; except, in each case, for inaccuracies that would not individually or in the aggregate have a Material Adverse Effect on either party.

            (b) All of the obligations, covenants and agreements with which Allstate and the Allstate Shareholder are required to comply or that the Company is required to perform under this Agreement at or prior to the Closing shall have been complied with and performed in all material respects.

            (c) The documents required to be delivered by the Allstate and the Allstate Shareholder pursuant to this Agreement shall have been delivered simultaneously with the Closing.

      8.6 Conditions to Obligations of Allstate. The obligation of Allstate to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver, at or prior to the Closing, of each of the following conditions:

            (a) Each of the representations and warranties of Company set forth in this Agreement (i) that are not qualified by materiality must have been true and correct in all material respects as of the Closing Date, and (ii) that are qualified by materiality must have been true and correct as of the Closing Date; except, in each case, for inaccuracies that would not individually or in the aggregate have a Material Adverse Effect on either Party.

            (b) All of the obligations, covenants and agreements with which Company is required to comply or that Company is required to perform under this Agreement at or prior to the Closing shall have been complied with and performed in all material respects.

            (c) The documents required to be delivered by Company pursuant to this Agreement shall have been delivered simultaneously with the Closing.

                                   ARTICLE IX

                                   TERMINATION

      9.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

            (a) by mutual written consent of the Parties at any time prior to the Closing;

            (b) by the Company in the event of a material breach by Allstate or the Allstate Shareholder of any provision of this Agreement for which written notice has been given to the Allstate and which breach has not been cured prior to the earlier of (i) the Termination Date or (ii) thirty (30) days following notice of such breach; provided, however that the right to terminate this Agreement under this Section shall not be available to Company if Company has materially breached any provision of this Agreement and such breach remains uncured;

            (c) by Allstate in the event of a material breach by Company of any provision of this Agreement which breach has not been cured prior to the Termination Date; provided, however, that the right to terminate this Agreement under this Section shall not be available to the Allstate if Allstate has materially breached any provision of this Agreement and such breach remains uncured;

            (d) by Allstate if the Closing shall not have occurred by July 29, 2006 (the "Termination Date"); provided, however, the right to terminate this Agreement under this Section shall not be available to any Party whose failure to fulfill any obligation hereunder has been the cause of, or results in, the failure of the Closing to have occurred on or before the Termination Date;

      9.2 Effect of Termination. Except for the provisions of Sections____ and the provisions of Article X hereof, each of which shall survive any termination of this Agreement, in the event of termination of this Agreement pursuant to this Agreement, this Agreement shall forthwith become void and of no further force and effect and the Parties shall be released from any and all obligations hereunder; provided, however, that termination of this Agreement shall not relieve any Party from liability for the breach of any of its obligations hereunder.

                                    ARTICLE X

                                 INDEMNIFICATION

      10.1 Survival of Representations and Warranties. All representations and warranties of the Company, Allstate Shareholder and Allstate contained herein or in any document, certificate or other instrument required to be delivered hereunder in connection with the transactions contemplated hereby shall survive the Closing for the period ending on the date that is (12) months after the Closing Date. No claim for indemnification for breach of a representation or warranty may be commenced after the period of survival of such representation or warranty, provided, however, that claims made within the applicable time period shall survive to the extent of such claim until such claim is finally determined and, if applicable, paid.

      10.2 Indemnification.

            (a) Company agrees to indemnify, defend and hold harmless Allstate and Allstate Shareholder from and against any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including interest, penalties and reasonable attorneys' fees and expenses (collectively "Damages") asserted against, resulting to, imposed upon or incurred by Allstate, directly or indirectly, by reason of or resulting from
(i) any breach by the Company of this Agreement, or (ii) any inaccuracy in or breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement.

            (b) Allstate and the Allstate Shareholder each agree to indemnify, defend and hold harmless Company from and against any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including interest, penalties and reasonable attorneys' fees and expenses (collectively "Damages") asserted against, resulting to, imposed upon or incurred by the Company , directly or indirectly, by reason of or resulting from (i) any breach by Allstate or Allstate Shareholder of this Agreement, or
(ii) any inaccuracy in or breach of any of the representations, warranties, covenants or agreements made by Allstate or Allstate Shareholder in this Agreement.

      10.3 Claims. Whenever any claim shall arise for indemnification hereunder (a "Claim"), the party entitled to indemnification (the "Indemnified Party") shall promptly give written notice to the party obligated to provide indemnity (the "Indemnifying Party") of the nature and extent of such Claim and the Damages incurred by it. If the Damages are liquidated in amount, the notice shall so state, and such amount shall be deemed the amount of such Claim of the Indemnified Party against the Indemnifying Party. If the amount is not liquidated, the notice shall so state and, in such event, such Claim shall be deemed asserted against the Indemnifying Party but no payment or satisfaction shall be made on account thereof until the amount of such claim is liquidated.

            If the Indemnifying Party shall not, within thirty (30) days after the giving of such notice by the Indemnified Party, notify the Indemnified Party in accordance herewith that the Indemnifying Party disputes the right of the Indemnified Party to indemnity in respect of such Claim, then any such Claim shall be paid or satisfied as follows: (i) if said Claim is liquidated, then payment of such Claim to the Indemnified Party shall be made by the Indemnifying Party at the end of such period; or (ii) if the amount of such Claim is unliquidated at the time notice is originally given to the Indemnifying Party, the Indemnified Party shall give a second notice to the Indemnifying Party when the liquidated amount of such Claim is known and, unless the Indemnifying Party shall object in writing to such amount (as opposed to the Claim itself, as to which the right to dispute had expired) within twenty (20) days after the giving of said second notice, payment of such Claim to the Indemnified Party shall be made by the Indemnifying Party.

            If the Indemnifying Party shall not have made payment to the Indemnified Party of any Claim when said payment is due, then the Indemnified Party shall have the right to take any and all actions required to collect from the Indemnifying Party the amount of such Claim.

            Any portion of the amount of Damages asserted by the Indemnified Party in connection with a Claim shall, if not objected to by the Indemnifying Party in accordance with the procedures established herein, be considered to be subject to satisfaction without further objection, as may be appropriate.

            If the Indemnifying Party shall notify the Indemnified Party that he disputes any Claim or the amount thereof (which notice shall only be given if the Indemnifying Party has a good faith belief that the Indemnified Party is not entitled to indemnity or the full amount of indemnity as claimed) then the parties hereto shall endeavor to settle and compromise such Claim, or may agree to submit the same to arbitration, and, if unable to agree on any settlement or compromise or on submission to arbitration, such claim shall be settled by appropriate litigation, and any liability and the amount of the Damages established by reason of such settlement, compromise, arbitration or litigation, or incurred as a result thereof, shall be paid and satisfied as provided herein.

      10.4 Conditions of Indemnification with Respect to Third Party Claims. The Indemnified Party shall promptly give notice to the Indemnifying Party of any claim of a third party which may reasonably be expected to result in a Claim by the Indemnified Party. The Indemnifying Party shall have the right to participate in and, with respect to a third party Claim as to which he is "wholly at risk," direct the defense, compromise or settlement of such claim with counsel selected by him, provided the Indemnifying Party gives written notice to the Indemnified Party of his election to do so within thirty (30) days after receipt of notice in accordance with the preceding sentence. For the purposes of this Section, the Indemnifying Party shall be deemed to be "wholly at risk" except as to (i) Claims as to which the Indemnified Party may have any direct monetary risk for which it is not fully indemnified by the terms hereof or (ii) Claims as to which the Indemnified Party in its reasonable judgment has any risk or liability for which compensation by monetary damages would not be adequate. If the Indemnifying Party fails to so notify the Indemnified Party of his election to defend any such third party claim, the Indemnified Party will (upon further notice to the Indemnifying Party) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and expense of the Indemnifying Party, subject to the right of the Indemnifying Party to assume the defense of such claim at any time prior to settlement, compromise or final determination thereof.

            If the proceeding involves matters as to which the Indemnifying Party is not "wholly at risk," then the defense, compromise or settlement of the Claim shall be the responsibility of the Indemnified Party, but such defense, compromise and settlement by the Indemnified Party shall be for the expense and account of the Indemnifying Party. Counsel for the Indemnifying Party shall consult and cooperate at all times with counsel for the Indemnified Party in defending against any such third party claim.

            The Indemnifying Party shall not under any circumstances, without the written consent of the Indemnified Party, settle or compromise any claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party a release from all liability in respect of such claim.

      10.5 Limitations. Notwithstanding any of the provisions of this Article:

            (a) None of the Parties to this Agreement nor any of their affiliates shall be entitled to indemnification under this Article until the aggregate amount of all Claims exceeds $25,000.00 at which time all Claims shall be subject to indemnification;

            (b) In no event will any indemnifying party be liable for consequential damages under this Article.

                                   ARTICLE XI

                               GENERAL PROVISIONS

      11.1 Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the Parties.

      11.2 Waiver. At any time prior to the Closing Date, any Party may (a) extend the time for the performance of any of the obligations or other acts of any other Party hereto or (b) waive compliance with any of the agreements of any other Party or with any conditions to its own obligations. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of the Party making the waiver or granting the extension by a duly authorized officer. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

      11.3 Assignment and Binding Effect. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by Company without the prior written consent of Allstate or assigned by Allstate or the Allstate Shareholder without the prior written consent of Company. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, transferees and assigns, and no other Person shall have any right, benefit or obligation hereunder.

      11.4 Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of State of Nevada, without regard to the conflict of law provisions thereof.

      11.5 Entire Agreement. This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties with respect to the subject matter hereof.

      11.6 Severability. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

      11.7 Construction and Titles. The titles, captions or headings of the Articles and Sections herein are for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. This Agreement has been negotiated between the parties hereto, and the language hereof shall not be construed for or against any party. A reference herein to any section shall be deemed to include a reference to every subsection thereof. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as to the identity of the parties hereto may require.

      11.8 Arbitration. Any dispute arising out of this Agreement, or its performance or breach, shall be resolved by binding arbitration in Las Vegas, Nevada under the Commercial Arbitration Rules (the "AAA Rules") of the American Arbitration Association (the "AAA"). This arbitration provision is expressly made pursuant to and shall be governed by the Federal Arbitration Act, 9 U. S.
C. Sections 1-14 as well as the AAA Rules. The Parties agree that pursuant to
Section 9 of the Federal Arbitration Act, a judgment of a United States District Court of competent jurisdiction shall be entered upon the award made pursuant to the arbitration. A single arbitrator, who shall have the authority to allocate the costs of any arbitration initiated under this paragraph, shall be selected according to the AAA Rules within ten (10) days of the submission to the AAA of the response to the statement of claim or the date on which any such response is due, whichever is earlier. The arbitrator shall be required to furnish to the parties to the arbitration a preliminary statement of the arbitrator's decision that includes the legal rationale for the arbitrator's conclusion and the calculations pertinent to any damage award being made by the arbitrator. The arbitrator shall then furnish each of the parties to the arbitration the opportunity to comment upon and/or contest the arbitrator's preliminary statement of decision either, in the discretion of the arbitrator, through briefs or at a hearing. The arbitrator shall render a final decision following any such briefing or hearing. The arbitrator shall conduct the arbitration in accordance with the Federal Rules of Evidence and the AAA Rules. The arbitrator shall decide the amount and extent of the pre-hearing discovery which is appropriate. The arbitrator shall have the power to enter any award of monetary and/or injunctive relief (including the power to issue permanent injunctive relief and also the power to reconsider any prior request for immediate injunctive relief by any Party and any order as to immediate injunctive relief previously granted or denied by a court in response to a request therefor by any Party), including the power to render an award as provided in Rule 43 of the AAA Rules. The arbitrator shall have the power to award the prevailing party its costs and reasonable attorney's fees; provided, however, that the arbitrator shall not award attorneys' fees to a prevailing party if the prevailing party received a settlement offer unless the arbitrator's award to the prevailing party is greater than such settlement offer without taking into account attorneys' fees in the case of the settlement offer or the arbitrator's award. In addition to the above courts, the arbitration award may be enforced in any court having jurisdiction over the Parties and the subject matter of the arbitration.

      11.9 Attorneys' Fees. Should any Party institute any action or proceeding to enforce any provision of this Agreement, including, without limitation, an action or proceeding for declaratory relief, damages by reason of an alleged breach of any provision of this Agreement, equitable relief or otherwise in connection with this Agreement, or any provision hereof, the prevailing Party shall be entitled to recover from the losing Party or Parties reasonable attorneys' fees and costs for services rendered to the prevailing Party in such action or proceeding.

      11.10 Multiple Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

      11.11 Notices. Unless applicable law requires a different method of giving notice, any and all notices, demands or other communications required or desired to be given hereunder by any Party shall be in writing. Assuming that the contents of a notice meet the requirements of the specific Section of this Agreement which mandates the giving of that notice, a notice shall be validly given or made to another Party if served either personally or if deposited in the United States mail, certified or registered, postage prepaid, or if transmitted by telegraph, telecopy or other electronic written transmission device or if sent by overnight courier service, and if addressed to the applicable Party as set forth below. If such notice, demand or other communication is served personally, service shall be conclusively deemed given at the time of such personal service. If such notice, demand or other communication is given by mail, service shall be conclusively deemed given seventy-two (72) hours after the deposit thereof in the United States mail. If such notice, demand or other communication is given by overnight courier, or electronic transmission, service shall be conclusively deemed given at the time of confirmation of delivery. The addresses for the Parties are as follows:

           If to Allstate Shareholders:        Gregg Shanberg
                                               27 Trumpet Vine
                                               Irvine, CA 92603

           If to Company:                      Michael A. Barron, CEO
                                               6330 S. Sandhill Rd., Suite 6
                                               Las Vegas, Nevada 89120


      Any Party may change such Party's address for the purpose of receiving notices, demands and other communications as herein provided, by a written notice given in the aforesaid manner to the other Parties.

      11.12 Incorporation by Reference. All Exhibits and Schedules attached hereto or to be delivered in connection herewith are incorporated herein by this reference.



                       [SIGNATURES CONTINUED ON NEXT PAGE]

      IN WITNESS WHEREOF, this Agreement has been duly executed by the parties as of the date first written above.

ALLSTATE HOME LOANS INC.

By:________________________________          ________________________________
     Gregg Shanberg                          Gregg Shanberg




SHEARSON FINANCIAL NETWORK, INC.


By:________________________________
     President

By:________________________________
     Secretary

                                    EXHIBIT A

                           Company Disclosure Schedule

                                    EXHIBIT B

                      Allstate "Books" Disclosure Schedule

                                    EXHIBIT C

                              Schedule of Licenses

                                    EXHIBIT D

                                 Warehouse Lines

                                    EXHIBIT E

                               Allstate Litigation

                                    EXHIBIT F

                              Allstate Debt Holders